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                                                                   EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under "Selected Consolidated Financial Data" and to the incorporation by reference in the Registration Statement on Form S-8 No. 333-41801 pertaining to the 1994 Stock Plan and the 1996 Stock Option Plan of our report dated March 4, 1998, with respect to the consolidated financial statements of Salix Pharmaceuticals, Ltd. (formerly, Salix Holdings, Ltd.) included in the Annual Report (Form 10-K) for the year ended December 31, 1997.

                                          /s/ ERNST & YOUNG LLP

Palo Alto, California
March 26, 1998